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                                   EXHIBIT 23.3
                            CONSENT OF RP FINANCIAL, LC












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RP FINANCIAL, LC.
___________________________________________

FINANCIAL SERVICES INDUSTRY CONSULTANTS




                                             December 24, 1996



Board of Directors
Guaranty Savings and Homestead Association
3798 Veterans Memorial Boulevard
Metairie, Louisiana  70002

Gentlemen:

     We hereby consent to the use of our firm's name in the Application for Conversion of Guaranty Savings and Homestead Association, Metairie, Louisiana, and any amendments thereto, in the Form S-1 Registration Statement for GS Financial Corp., and any amendments thereto, and in the Form AC for Guaranty Savings and Homestead Association, and any amendments thereto. We also hereby consent to the inclusion of, summary of and references to our Appraisal Report and our statement concerning subscription rights in such filings including the Prospectus of GS Financial Corp.

                                             Very truly yours,

                                             RP FINANCIAL, LC.


                                             /S/  GREGORY E. DUNN

                                             Gregory E. Dunn
                                             Senior Vice President





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